                                                                  EXECUTION COPY

                                   $32,000,000

                             AMERIGAS PARTNERS, L.P.
                             AP EAGLE FINANCE CORP.

                      8-7/8% SERIES B SENIOR NOTES DUE 2011


                             UNDERWRITING AGREEMENT

                                                                  April 11, 2003


Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

Dear Sirs:

     1. Introductory. AmeriGas Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and AP Eagle Finance Corp., a Delaware corporation and a wholly-owned subsidiary of the Partnership ("FINANCE CORP." and, together with the Partnership, the "ISSUERS"), propose to issue and sell to Credit Suisse First Boston LLC ("YOU" or the "UNDERWRITER") an aggregate of $32 million principal amount of 8-7/8% Series B Senior Notes due 2011 (the "NOTES") as set forth below. The Notes are to be issued pursuant to an indenture, dated as of August 21, 2001 (the "BASE INDENTURE"), among the Issuers and Wachovia Bank, National Association, successor to First Union National Bank, as trustee (the "TRUSTEE"), as supplemented by a Supplemental Indenture (the "SUPPLEMENTAL INDENTURE") dated May 3, 2002, a Second Supplemental Indenture (the "SECOND SUPPLEMENTAL INDENTURE") dated December 3, 2002 and a Third Supplemental Indenture (the "THIRD SUPPLEMENTAL INDENTURE" and, together with the Supplemental Indenture, the Second Supplemental Indenture and the Base Indenture, the "NOTE INDENTURE"), to be dated as of the Closing Date as defined below, in each case, among the Issuers and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Note Indenture. Finance Corp., the Partnership, along with its operating partnership, AmeriGas Propane, L.P., a Delaware limited partnership ("AMERIGAS PROPANE"), AmeriGas Eagle Propane, L.P., a Delaware limited partnership ("AMERIGAS EAGLE," and together with AmeriGas Propane, the "OPERATING PARTNERSHIPS"), AmeriGas Propane, Inc., a Pennsylvania corporation and general partner of both the Partnership and AmeriGas Propane (the "GENERAL PARTNER"), and AmeriGas Eagle Holdings, Inc., a Delaware corporation and general partner of AmeriGas Eagle (the "EAGLE GENERAL PARTNER," and together with the General Partner, the "GENERAL PARTNERS") are collectively referred to herein as the "PARTNERSHIP ENTITIES." The Partnership Entities hereby agree with the Underwriter as follows:

     2. Representations and Warranties. The Issuers, the Operating Partnerships and the General Partners jointly and severally represent and warrant to, and agree with, the Underwriter that:

          (a) A registration statement (No. 333-83942) relating to the Notes, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and has been declared effective under the Securities Act of 1933, as amended ("ACT"). For purposes of this Agreement, "EFFECTIVE TIME" with respect to such registration statement means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed
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     prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or (d). The registration statement, as amended at its Effective Time, including all material incorporated by reference therein, is hereinafter referred to as the "REGISTRATION STATEMENT". The form of prospectus (the "BASE PROSPECTUS") relating to the Notes and included in the Registration Statement, as supplemented by a final prospectus supplement (the "PROSPECTUS SUPPLEMENT") reflecting the terms of the Notes, the terms of the offering thereof and other matters relating to the Notes including all material incorporated by reference into such Base Prospectus and Prospectus Supplement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b) At the Effective Time, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Issuers by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

          (c) Each of the Partnership and the Operating Partnerships has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "DELAWARE ACT") with full partnership power and authority to own, lease and operate their respective properties and to conduct their respective businesses in all material respects as described in the Prospectus, and each of the Partnership and the Operating Partnerships is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the financial condition, business, properties, results of operations, or prospects ("MATERIAL ADVERSE EFFECT") of the Issuers and the Operating Partnerships taken as a whole.

          (d) Finance Corp. is a corporation duly incorporated, validly existing and in good standing under the Delaware General Corporation Law (the "DGCL"), with full corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus, and Finance Corp. is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole.

          (e) The General Partner is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own, lease and operate its properties and to conduct its business and to act as general partner of the Partnership and of AmeriGas Propane, in each case in all material respects as described in the Prospectus, and the General Partner is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole, or the General Partner.


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          (f) The Eagle General Partner is a corporation duly incorporated, validly existing and in good standing under the DGCL, with full corporate power and authority to own, lease and operate its properties and to conduct its business and to act as general partner of AmeriGas Eagle, in all material respects as described in the Prospectus, and the Eagle General Partner is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole, or the Eagle General Partner.

          (g) None of the General Partners, the Partnership nor the Operating Partnerships has any subsidiaries, other than the Partnership and the Operating Partnerships themselves and Petrolane Incorporated, a Pennsylvania corporation ("PETROLANE"), which would be deemed to be a significant subsidiary (as such term is defined in Section 1-02 of Regulation S-X).

          (h) None of the Issuers, the Operating Partnerships or the General Partners is in violation of its partnership agreement, certificate or articles of incorporation or by-laws, or other organizational documents. None of the Issuers, the Operating Partnerships or the General Partners is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Issuers, the Operating Partnerships, or the General Partners, as applicable, or of any decree or any court or governmental agency or body having jurisdiction over the Issuers, the Operating Partnerships and the General Partners, which violation would, if continued, have a Material Adverse Effect on the Issuers, or the Operating Partnerships, taken as a whole. None of the Issuers, the Operating Partnerships or the General Partners is in breach, default or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Issuers, the Operating Partnerships or the General Partners is a party or by which any of them or any of their respective properties may be bound which breach, default or violation would, if continued, have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole.

          (i) None of the offering, issuance and sale of the Notes or the execution, delivery or performance of the Note Indenture and the Notes by the Issuers and the General Partner or the execution, delivery or performance of this Agreement by the Partnership Entities or the consummation by the Issuers, the Operating Partnerships or the General Partners of the transactions contemplated hereby (A) requires any permit, consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official which has not been obtained or conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, certificate or articles of incorporation or by-laws or other organizational documents of any of the Issuers, the Operating Partnerships or the General Partners, or (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any agreement, indenture, lease or other instrument to which any of the Issuers, the Operating Partnerships or the General Partners is a party or by which any of them or any of their respective properties may be bound other than as described in the Prospectus, or (C) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to any of the Issuers, the Operating Partnerships or the General Partners or any of their respective properties, or (D) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Issuers, the Operating Partnerships or the General Partners pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject (other than as described in the Prospectus), which conflict, breach, violation, default or lien would, if continued, have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole, except, in the case of (A), for such permits, consents, approvals, authorizations, orders, registrations or filings as have been obtained and made under the Act, the Trust Indenture Act and state securities or blue sky laws and regulations, or such as may be required by the National Association of Securities Dealers, Inc. (the


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     "NASD"), which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole.

          (j) None of the Issuers, the Operating Partnerships or the General Partners has distributed or, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Notes, will distribute, any prospectus in connection with the sale of the Notes other than the Prospectus, or other material, if any, permitted by the Act, including Rule 134 of the Rules and Regulations.

          (k) Except as disclosed in the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Prospectus (or any amendment or supplement thereto), none of the Issuers, the Operating Partnerships or the General Partners has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Issuers and the Operating Partnerships, taken as a whole.

          (l) Each of the Issuers, the Operating Partnerships and the General Partners has filed all material tax returns required to be filed, and has timely paid all taxes shown to be due pursuant to said returns, other than those (i) which, if not paid, would not have a Material Adverse Effect on the Partnership and the Operating Partnerships, taken as a whole or (ii) which are being contested in good faith.

          (m) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), none of the Operating Partnerships or the General Partners has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, other than as described in the Prospectus since the respective dates as of which information is given in the Prospectus, there has not been any material change or development involving a prospective material adverse change (i) in the capitalization or long-term debt of any of the Issuers, the Operating Partnerships or the General Partners or (ii) affecting the financial condition, business, properties, results of operations or prospects of the Issuers and the Operating Partnerships, taken as a whole, or the General Partners and (iii) none of the Issuers, Operating Partnerships, or General Partners has incurred any material liability or obligations direct or contingent other than in the ordinary course of business (any such event in this paragraph being termed a "MATERIAL ADVERSE CHANGE") except, with respect to "capitalization" in clause (i) above and "financial condition" in clause (ii) above, for (A) changes in accumulated other comprehensive income (loss) attributable to the Operating Partnerships' derivative instruments and (B) income and distributions since December 31, 2002.

          (n) The accountants, PricewaterhouseCoopers LLP, who have certified the consolidated financial statements incorporated by reference in the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

          (o) The consolidated financial statements and other financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Partnership as of the dates shown and its results of operations and cash flows for the periods shown, and such consolidated financial statements have been prepared in all material respects in conformity with accounting principles generally accepted in the United States applied on a substantially consistent basis, except to the extent disclosed therein.

          (p) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
     (iv) the recorded


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     accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (q) The General Partner is the sole general partner of the Partnership and AmeriGas Propane with a general partner interest in the Partnership of 1.0% pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as it may be amended or restated at or prior to the Closing Date, the "PARTNERSHIP AGREEMENT") and a general partner interest in AmeriGas Propane of 1.0101% pursuant to the Amended and Restated Agreement of Limited Partnership of AmeriGas Propane (as it may be amended or restated at or prior to the Closing Date, the "AMERIGAS PROPANE PARTNERSHIP AGREEMENT").

          (r) As of the Closing Date, the General Partner and its consolidated subsidiaries will continue to own limited partner interests in the Partnership represented by 24,525,004 Units (as defined in the Partnership Agreement).

          (s) As of the Closing Date, the Partnership will continue to be the sole limited partner of AmeriGas Propane, with a limited partner interest of 98.9899%, and will own such limited partner interest in AmeriGas Propane free and clear of all liens, encumbrances, charges or claims other than those arising pursuant to the AmeriGas Propane Partnership Agreement.

          (t) The Eagle General Partner is the sole general partner of AmeriGas Eagle with a general partner interest in AmeriGas Eagle of less than 1.0% pursuant to the Amended and Restated Agreement of Limited Partnership of AmeriGas Eagle Propane, L.P., dated as of July 19, 1999.

          (u) AmeriGas Propane is a limited partner of AmeriGas Eagle with a limited partner interest of more than 98% in AmeriGas Eagle, and, except for security interests under AmeriGas Propane's April 1995 Intercreditor and Agency Agreement, as amended, and AmeriGas Propane's General Security Agreement, as amended, AmeriGas Propane owns such limited partner interest in AmeriGas Eagle free and clear of all liens, encumbrances, charges or claims. An unaffiliated third party is a special limited partner of AmeriGas Eagle with a special limited partner interest of less than 1.0%.

          (v) All of the issued shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of the General Partner are held directly or indirectly by UGI Corporation, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Prospectus.

          (w) All of the issued shares of capital stock of the Eagle General Partner have been duly authorized and validly issued and are fully paid and non-assessable; except as set forth in the Prospectus and except for security interests under AmeriGas Propane's 1995 Intercreditor and Agency Agreement, as amended, AmeriGas Propane's General Security Agreement, as amended, and AmeriGas Propane's Subsidiary Security Agreement, as amended, all of the issued shares of capital stock of the Eagle General Partner are held directly or indirectly by AmeriGas Propane, free and clear of all liens, encumbrances, equities or claims.

          (x) Each of the Issuers, the Operating Partnerships and the General Partners has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under this Agreement and, to the extent applicable, the Note Indenture and the Notes (the Note Indenture and the Notes are referred to as the "OPERATIVE DOCUMENTS") to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to the Partnership, the partnership power and authority to issue, sell and deliver the Notes as provided herein and therein, and with respect to Finance Corp., the corporate power and authority to issue, sell and deliver the Notes as provided herein and therein.


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          (y) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers, the Operating Partnerships and the General Partners.

          (z) At the Closing Date, (i) the Issuers shall issue $32 million of the Notes pursuant to the terms of the Prospectus and (ii) the Partnership shall use such proceeds as set forth in the Prospectus.

          (aa) Each of the Partnership and the Operating Partnerships has all necessary consents, approvals, authorizations, orders, registrations and qualifications of or with any court or governmental agency or body having jurisdiction over it or any of its properties or of or with any other person to conduct its business as set forth or contemplated in the Prospectus, except such consents, approvals, authorizations, orders, registrations or qualifications which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect upon the Issuers or the Operating Partnerships, taken as a whole.

          (bb) Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Issuers, the Operating Partnerships or the General Partners, threatened, to which any of the Issuers, the Operating Partnerships or the General Partners, or any of their respective subsidiaries is or may be a party or to which the business or property of any of the Issuers, the Operating Partnerships or the General Partners, or any of their respective subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and
     (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any of the Issuers, the Operating Partnerships or the General Partners, or any of their respective subsidiaries is or may be subject that is reasonably expected to (x) individually or in the aggregate, have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole, (y) prevent or result in the suspension of the issuance of the Notes or (z) in any manner draw into question the validity of the Operative Documents.

          (cc) None of the Issuers, the Operating Partnerships or the General Partners (i) has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), which violation would have a Material Adverse Effect on the Issuers or the Operating Partnerships, taken as a whole or (ii) lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Prospectus, or is violating any terms and conditions of any such permit, license or approval, which would have a Material Adverse Effect on the Issuers or the Operating Partnerships, taken as a whole.

          (dd) The Issuers, the Operating Partnerships and the General Partners maintain insurance covering their properties, operations, personnel and businesses. In the General Partners' reasonable judgment, such insurance insures against such losses and risks as are adequate to protect the Issuers, the Operating Partnerships and the General Partners and their businesses. None of the Issuers, the Operating Partnerships or the General Partners has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (ee) The Base Indenture has been duly and validly authorized by each of the Issuers, has been duly qualified under the Trust Indenture Act and, when the Third Supplemental Indenture has been duly executed and delivered by each Issuer and the Trustee, the Note Indenture will be the legally valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or


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     affecting creditors' rights and to general equity principles and except that rights to indemnification thereunder may be limited by federal or state securities law or policy relating thereto. The description of the
     Note Indenture in the Prospectus will conform to the Note Indenture when the Third Supplemental Indenture is executed and delivered.

          (ff) The Notes have been duly and validly authorized for issuance and sale to you by each of the Issuers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Note Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Note Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The description of the Notes in the Prospectus will conform to the terms of the Notes, when issued, authenticated and delivered.

          (gg) None of the Issuers, the Operating Partnerships or the General Partners is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (hh) None of the Issuers, the Operating Partnerships, the General Partners or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of
     Section 517.075, Florida Statutes, and each of the Issuers, the Operating Partnerships and the General Partners agrees to comply with such Section if prior to the completion of the distribution of the Notes it commences doing such business.

     Each of the Issuers, the Operating Partnerships and the General Partners acknowledge that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Section 6 hereof, counsel to the Issuers, the Operating Partnerships and the General Partners and counsel to the Underwriter will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

     3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers agree to sell to the Underwriter, and the Underwriter agrees to purchase from the Issuers, at a purchase price of 105.25% of the principal amount thereof plus accrued interest from November 20, 2002 to the Closing Date an aggregate of $32,000,000 principal amount of the Notes.

          The Issuers will deliver against payment of the purchase price the Notes in the form of one or more permanent global Securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Underwriter by wire transfer of immediately available funds to an account designated by the General Partner at 9:00 a.m., New York City time, on April 16, 2003 at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York, or at such other time or place as the Underwriter and the Issuers determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Notes.

     4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Notes for sale to the public as set forth in the Prospectus.


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     5. Certain Agreements of the Issuers, the Operating Partnerships and the
General Partners. The Issuers, the Operating Partnerships and the General Partners jointly and severally agree with the Underwriter that:

          (a) The Issuers will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) or (2) (as consented to by the Underwriter) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement (or, if applicable and if consented to by the Underwriter, subparagraph (4) or (5)). The Issuers will advise the Underwriter promptly of any such filing pursuant to Rule 424(b).

          (b) The Issuers will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or any additional registration statement as filed or the related prospectus or the Prospectus and will not effect such amendment or supplement (except for reports filed under the Securities Exchange Act or 1934, as amended, the "EXCHANGE ACT") to the extent the Underwriter reasonably objects to such amendment or supplement after receiving a final draft copy thereof from the Issuers; and the Issuers will also advise the Underwriter promptly of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Issuers will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, at their own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6. The Underwriter will advise the Issuers that it has completed the distribution of the Notes by the close of business on the day following the completion of such distribution.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Issuers will make generally available to their securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Issuers' fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Issuers will furnish to the Underwriter copies of the Registration Statement (which will include all exhibits but none of the incorporated documents), and, so long as a prospectus relating to the Notes is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter requests. The Issuers will pay the expenses of printing and distributing to the Underwriter all such documents.

          (f) The Issuers will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates on or prior to the Closing Date and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Issuers shall not be required to qualify to do business or consent to service of process in any jurisdiction in which they are not so qualified or have not so consented and are not now so subject.

          (g) The Issuers will pay all expenses incident to the performance of their obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel up to $3,000) incurred in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any filing fee incident to the review by the NASD of the Notes, for any travel expenses of the officers and employees of the Issuers, the Operating Partnerships or the General Partners and any other expenses of the Issuers, the Operating Partnerships or the General Partners in connection with attending or hosting meetings with prospective purchasers of the Notes and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter.

     6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All of the representations and warranties of the Issuers, the Operating Partnerships and the General Partners contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Issuers, the Operating Partnerships and the General Partners shall have in all material respects performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

          (b) The Prospectus shall be filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. As of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Issuers, the Operating Partnerships, the General Partners or the Underwriter, shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Notes;

          (d) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers, the General Partners, or the Operating Partnerships or any securities of the Issuers, the General Partners, or the Operating Partnerships (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuers, the General Partners, or the Operating Partnerships or any securities of the Issuers, the General Partners, or the Operating Partnerships by any such rating organization and
     (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

          (e) Since the dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any material change in the partners' capital or capital stock of any of the Issuers, the Operating Partnerships or the General Partners, as the case may be, nor any material increase in the long-term debt of any of the Issuers, the Operating Partnerships or the General Partners (in each case, other than in the ordinary course of business), (ii) there shall not have been any material adverse change or material adverse development involving a prospective change in or affecting the financial condition, business, properties, results of operations or prospects of the Issuers and the Operating Partnerships, taken as a whole and (iii) none of the Issuers, the General Partners or the Operating Partnerships shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in this paragraph 6(e), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

          (f) The Underwriter shall have received certificates, dated the Closing Date, signed by (i) the President or any Vice President and (ii) a principal financial or accounting officer of Finance Corp. and of the General Partners confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), (d) and (e) of this Section 6.

          (g) The Underwriter shall have received an opinion, dated the Closing Date, of Morgan, Lewis & Bockius LLP, counsel to the Issuers, the Operating Partnerships and the General Partners, to the effect that:

                  (i) Finance Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

                  (ii) The General Partner is a corporation duly incorporated and presently subsisting under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business and to act as general partner of the Partnership and AmeriGas Propane;

                  (iii) Eagle General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business and to act as general partner of AmeriGas Eagle;

                  (iv) Each of the Partnership and the Operating Partnerships has been duly formed and each of the Partnership and the Operating Partnerships is validly existing as a limited partnership under the Delaware Act, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its respective businesses as described in the Prospectus;

                  (v) The Issuers, the Operating Partnerships and the General Partners have all requisite corporate and partnership power and authority to execute, deliver and perform their respective obligations under this Agreement and the Note Indenture, and to consummate the transactions contemplated herein and therein, including, without limitation, the corporate or partnership power to issue, sell and deliver the Notes as provided herein;

                  (vi) The statements in the Prospectus under the caption "Description of the Notes," insofar as they constitute descriptions of the
     Note Indenture and the Notes or refer to statements of law or legal conclusions under state corporate or partnership law or federal law (except for the Federal Motor Carrier Safety Act and any state or municipal fire safety codes, as to which such counsel need not express any opinion), constitute fair summaries thereof in all material respects;

                  (vii) No consent, approval, waiver, license or authorization, or other action by any state corporate or partnership authority or federal governmental authority is required in connection with the issuance and sale of the Notes by the Issuers or for the consummation by each of the Issuers and the General Partner of their obligations under this Agreement, the Note Indenture and the Notes, except in each case where such consents, approvals, waivers, licenses and other actions (x) may be required under federal or state securities laws or blue sky laws (as to which such counsel need not express any opinion), or (y) which, if not obtained, would not have a material adverse effect upon the financial condition, business or results of operations of the Issuers and the Operating Partnerships, taken as a whole;

                  (viii) This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Entities;

                  (ix) None of the Issuers, the Operating Partnerships or the General Partners is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

                  (x) The execution and delivery of this Agreement by Finance Corp. and the consummation by the Issuers, the Operating Partnerships and the General Partners of the transactions contemplated hereby will not conflict with, constitute a default under or violate (x) any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Finance Corp., (y) any of the terms, conditions or provisions of any document, agreement or other instrument known to such counsel to which any of the Issuers, the Operating Partnerships or the General Partners is a party or by which any of such entities is bound, (z) any state corporate or partnership law or federal law or regulation (assuming compliance with all applicable federal and state securities or blue sky laws, as to which such counsel need not express any opinion, and assuming the receipt of all consents, approvals, waivers and licenses which, if not obtained, would not have a material adverse effect upon the financial condition, business or results of operations of the Issuers and the Operating Partnerships, taken as a whole) or (aa) any judgment, writ, injunction, decree, order or ruling known to such counsel applicable to any of the Issuers, the Operating Partnerships or the General Partners, except for such conflicts, breaches and defaults which would not have a material adverse effect on the financial condition, business or results of operations of the Issuers and the Operating Partnerships, taken as a whole;

                  (xi) Neither the execution and delivery of this Agreement by the General Partner nor the consummation by the General Partner of any of the transactions contemplated hereby, will conflict with, constitute a default under or violate any of the terms, conditions or provisions of the articles of incorporation or by-laws of the General Partner;

                  (xii) The Note Indenture has been duly qualified under the Trust Indenture Act, has been duly and validly authorized, executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the legal, valid and binding obligation of each such person, enforceable against each such person in accordance with its terms, subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and
     (B) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and except to the extent that a waiver of rights under any usury laws may be unenforceable;

                  (xiii) The issuance and sale of the Notes have been duly and validly authorized by each of the Issuers and, when issued and authenticated in accordance with the terms of the Note Indenture by the Issuers and paid for by the Underwriter in accordance with the provisions of this Agreement and the Prospectus and authenticated by the Trustee, the Notes will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Note Indenture, subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and (B) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and except to the extent that a waiver of rights under any usury laws may be unenforceable; and

                  (xiv) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities or any of their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and to the knowledge of such counsel, there is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Partnership's Annual Report on Form 10-K for its fiscal year ended September 30, 2002 under the heading "Business - Government Regulation," which are incorporated by reference in the Registration Statement and Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings as of the filing date of the Partnership's Annual Report on Form 10-K for its fiscal year ended September 30, 2002, and to the knowledge of such counsel, such summaries are accurate and fair summaries as of the Closing Date in all material respects, except with respect to the Federal Motor Carrier Safety Act and any state or municipal fire safety codes, as to which such counsel need not express any opinion.

                  Such counsel shall state that the Registration Statement was declared effective under the Act as of the date and time specified in such opinion and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement as of its effective date and the Prospectus as of its date (other than the financial statements and other financial information contained therein, as to which such counsel need not express an opinion) complied as to form in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations; in addition, such counsel shall state that, in the course of the preparation of the Registration Statement and the Prospectus, it participated in conferences with officers and other representatives of the General Partners and Finance Corp., representatives of the independent public accountants for each of the Issuers, the Operating Partnerships and the General Partners, representatives of the Underwriter and representatives of counsel to the Underwriter, at which conferences the contents of the Registration Statement and the Prospectus and related matters, including the offer and sale of the Notes, were discussed, and that such counsel has no reason to believe that any part of the Registration Statement or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus.

                  In rendering the opinion as aforesaid, such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or any of the Issuers, the Operating Partnerships or the General Partners as to laws of any jurisdiction other than the United States or the States of New York, Pennsylvania and Delaware; provided that
     (1) each such local counsel is reasonably acceptable to the Underwriter and
     (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriter and is, in form and substance, reasonably satisfactory to the Underwriter and its counsel.

                  In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates (original counterparts of which shall be furnished to you) of the Issuers, the Operating Partnerships and the General Partners and of officers and employees of the Issuers, the Operating Partnerships and the General Partners and upon information obtained from public officials, (B) state that their opinion is limited to federal laws, New York law, Pennsylvania law, the Delaware Act and the DGCL, (C) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (D) state that they express no opinion with respect to the title of any of the Issuers, the Operating Partnerships or the General Partners or any of their affiliates to any real or personal property transferred by or to them and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or the Operating Partnerships may be subject.

          (h) You shall have received an opinion dated as of the Closing Date of Milbank, Tweed, Hadley & McCloy LLP, your counsel, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions.

          (i) At the time this Agreement is executed and delivered by the Issuers, the Operating Partnerships and the General Partners, and on the Closing Date, you shall have received letters substantially in the form previously approved by you, from PricewaterhouseCoopers LLP, independent public accountants.

          (j) Prior to the Closing Date, the Issuers, the Operating Partnerships and the General Partners shall have furnished to you such further information, customary certificates and documents as you may reasonably request.

          (k) The Issuers and the Trustee shall have entered into the Note Indenture and you shall have received counterparts, conformed as executed, thereof.

          (l) You shall have received on each of the date hereof and the Closing Date a certificate of the Vice President and Chief Financial Officer of the General Partner, dated the date hereof or the Closing Date, as the case may be, in the form attached hereto as Exhibit A.

     All opinions, certificates, letters and other documents required by this
Section 6 to be delivered by the Issuers, the Operating Partnerships and the General Partners will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Issuers will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request. Any certificate or document signed by any officer of any of the Issuers, the Operating Partnerships or the General Partners and delivered to you or to your counsel, shall be deemed a representation and warranty by any of the Issuers, the Operating Partnerships or the General Partners to you as to the statements made therein.

7.   Indemnification.

     (a) The Issuers, the Operating Partnerships and the General Partners, jointly and severally, agree to indemnify and hold harmless (i) the Underwriter and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Underwriter (any of the persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING PERSON") and (iii) the respective officers, directors, partners, employees, representatives and agents of the Underwriter or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED PERSON") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and reasonable expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information furnished in writing to the Issuers or the General Partner by or on behalf of the Underwriter expressly for use therein. The Issuers, the General Partners and the Operating Partnerships shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Issuers, the General Partners, the Operating Partnerships or an Indemnified Person.

     (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Issuers, the General Partners or the Operating Partnerships, such Indemnified Person shall promptly notify the Issuers, the Operating Partnerships and the General Partners in writing (provided, that the failure to give such notice shall not relieve the Issuers, the General Partners or the Operating Partnerships of their obligations pursuant to this Agreement unless each of the Issuers, the Operating Partnerships and the General Partners is foreclosed by reason of such failure from asserting a defense otherwise available to it). Such Indemnified Person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, rather than the Issuers, the Operating Partnerships or the General Partners, as the case may be, unless (i) the Partnership has agreed in writing to pay such fees and expenses, (ii) the Issuers, the Operating Partnerships and the General Partners have failed to assume the defense and employ counsel or
(iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Indemnified Person and the Issuers, the Operating Partnerships or the General Partners, and such Indemnified Person shall have been advised by its counsel that representation of such Indemnified Person and the Issuers, the Operating Partnerships or the General Partners, as the case may be, by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Issuers, the Operating Partnerships or the General Partners shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Person). The Issuers, the Operating Partnerships and the General Partners shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for the Indemnified Persons, which firm shall be designated by the Underwriter. The Issuers, the Operating Partnerships and the General Partners shall be liable for any settlement of any such action or proceeding effected with the prior written consent of the Issuers, the Operating Partnerships and the General Partners, and the Issuers, the Operating Partnerships and the General Partners, jointly and severally, agree to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuers, the Operating Partnerships and the General Partners. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested an indemnifying party to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent (unless such consent has been reasonably withheld) if (i) such settlement is entered into more than twenty business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement (unless the right to such reimbursement shall have been previously disputed in good faith). The Issuers, the Operating Partnerships and the General Partners shall not, without the prior written consent of an Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes a release of such Indemnified Person from all liability arising out of such action, claim, litigation or proceeding to at least the same extent as any release of the Issuers, the Operating Partnerships or the General Partners obtained in connection with such settlement.

     (c) The Underwriter agrees to indemnify and hold harmless the Issuers, the Operating Partnerships and the General Partners, and their respective directors, officers, partners, employees or representatives and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers, the Operating Partnerships or the General Partners, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Issuers, the Operating Partnerships and the General Partners to each of the Indemnified Persons, but only with respect to claims and actions based on information furnished in writing by or on behalf of the Underwriter to the Issuers and the General Partners expressly for use in the Prospectus.

     The cover page of the Prospectus Supplement (regarding the terms of the offering by the Underwriter), and the third and fourth sentences of the third paragraph and the fifth, sixth and seventh paragraphs under the caption "Underwriting" in the Prospectus Supplement (concerning the secondary market making activities of the Underwriter and regarding over-allotment, stabilization and syndicate covering transactions by the Underwriter) constitute the only information heretofore furnished to the Issuers and the General Partners in writing by or on behalf of the Underwriter expressly for use in the Prospectus, or any amendment or supplement thereto.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, the Operating Partnerships and the General Partners, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (net of commissions but before deducting expenses) received by the Issuers and the total commissions received by the Underwriter bear to the total price of the Notes. The relative fault of the Issuers, the Operating Partnerships and the General Partners, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Issuers, the Operating Partnerships or the General Partners, on the one hand, and the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity set forth herein shall be in addition to any liability or obligation the Issuers, the Operating Partnerships and the General Partners may otherwise have to any Indemnified Person.

     The Issuers, the Operating Partnerships, the General Partners and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, neither the Underwriter nor the related Indemnified Persons shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by the Underwriter with respect to the Notes exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The Issuers, the Operating Partnerships and the General Partners hereby designate Corporation Service Company, 80 State Street, Albany, New York as their authorized agent upon whom process may be served in any action, suit or proceeding that may be instituted in any state or federal court in the

State of New York by the Underwriter or any person controlling the Underwriter asserting a claim for indemnification or contribution under or pursuant to this
Section 7, and the Issuers, the Operating Partnerships and the General Partners will accept the jurisdiction of such court in such action, and waive, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Issuers, the Operating Partnerships and the General Partners at the address for notices specified in Section 9 hereof.

     8. Effective Time of Agreement and Termination. This Agreement shall become effective upon the execution hereof.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Issuers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international or domestic calamity or crisis or material adverse change in the financial markets of the United States, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, material adverse change or emergency would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of any of the Notes, in either case on the terms and in the manner contemplated in the Prospectus, (ii) any suspension or limitation of trading generally in securities on the New York Stock Exchange or any setting of minimum prices for trading on such exchange or market, (iii) the suspension of trading of any securities of the Partnership in any exchange or in the over-the-counter market, (iv) any declaration of a general moratorium by either federal or New York authorities, (v) the taking of any action by any federal or state government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market any of the Notes or to enforce contracts for the sale of any of the Notes or (vi) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other federal or state governmental authority which, in your judgment, would have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole.

     The indemnities and contribution provisions and the other agreements, representations and warranties of the Issuers, the Operating Partnerships and the General Partners, their respective officers and directors and of the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or by or on behalf of the Issuers, the Operating Partnerships and the General Partners, the officers or directors of any of the Issuers, the Operating Partnerships or the General Partners or controlling person of any of the Issuers, the Operating Partnerships or the General Partners, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Operating Partnerships, the General Partners, the Underwriter, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Underwriter merely because of such purchase.

     9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: John A. Cavalier with a copy to Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005-1413, Attention: Joris M. Hogan, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at the office of the Partnership at 460 North Gulph Road, King of Prussia, Pennsylvania 19406,
Attention: Brendan P. Bovaird, Esq., Vice President and General Counsel; with a copy to Morgan, Lewis & Bockius LLP, 1111 Pennsylvania Avenue, N.W., Washington, D.C. 20004, Attention: Linda L. Griggs; provided, however, that any notice to the Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to the Underwriter.

     10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     11. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers one of the counterparts hereof, whereupon it will become a binding agreement among the Partnership Entities and the Underwriter in accordance with its terms.

                                       Very truly yours,

                                       AMERIGAS PARTNERS, L.P.
                                       By: AmeriGas Propane, Inc.,
                                           its general partner

                                       By: /s/ Martha B. Lindsay
                                          --------------------------------------
                                          Name: Martha B. Lindsay
                                            Title: Vice President - Finance
                                                and Chief Financial Officer



                                       AP EAGLE FINANCE CORP.

                                       By: /s/ Martha B. Lindsay
                                          --------------------------------------
                                          Name: Martha B. Lindsay
                                            Title: Vice President - Finance
                                                and Chief Financial Officer



                                       AMERIGAS PROPANE, INC.

                                       By: /s/ Martha B. Lindsay
                                          --------------------------------------
                                          Name: Martha B. Lindsay
                                            Title: Vice President - Finance
                                                and Chief Financial Officer



                                       AMERIGAS PROPANE, L.P.
                                       By: AmeriGas Propane, Inc.,
                                           its general partner

                                       By: /s/ Martha B. Lindsay
                                          --------------------------------------
                                          Name: Martha B. Lindsay
                                            Title: Vice President - Finance
                                                and Chief Financial Officer



                                       AMERIGAS EAGLE PROPANE, L.P.
                                       By:  AmeriGas Eagle Holdings, Inc.,
                                           its general partner

                                       By: /s/ Martha B. Lindsay
                                          --------------------------------------
                                          Name: Martha B. Lindsay
                                            Title: Vice President - Finance



                                       AMERIGAS EAGLE HOLDINGS, INC.

                                       By: /s/ Martha B. Lindsay
                                          --------------------------------------
                                          Name: Martha B. Lindsay
                                            Title: Vice President - Finance
                                                and Chief Financial Officer

     Accepted and agreed to as of the date first above written:

                                       CREDIT SUISSE FIRST
                                         BOSTON LLC


                                       By: /s/ John A. Cavalier
                                          --------------------------------------
                                          Name: John A. Cavalier
                                            Title: Managing Director